UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2022

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into A Material Definitive Agreement.

On June 24, 2022, Pacific Biosciences of California, Inc. (“PacBio”) entered into an Amended and Restated Development and Commercialization Agreement (the “Amended and Restated Agreement”) with Invitae Corporation (“Invitae”). The Amended and Restated Agreement amended and restated the existing Development and Commercialization Agreement, effective as of January 12, 2021, as amended by Amendment No. 1 to Development and Commercialization Agreement, entered into on June 3, 2021, by and between PacBio and Invitae (together, the “Original Agreement”).

The parties anticipate that in connection with the Amended and Restated Agreement, PacBio will continue to receive feedback, input and insight from Invitae in connection with the intended development of its new sequencing systems; however, such feedback will not be contractually required and Invitae has no contractual right to participate in decisions regarding the development program for such new sequencing systems. PacBio’s development plans for such new sequencing systems will be at PacBio’s discretion and pursuant to its own internal processes and programs. Invitae will not be contractually obligated to reimburse PacBio for development costs under the Amended and Restated Agreement. In consideration of the non-refundable Development Costs (as defined in the Original Agreement) paid by Invitae to PacBio pursuant to the Original Agreement, PacBio will provide Invitae with credits and discounted pricing in connection with Invitae’s anticipated purchase of currently available and in-development sequencing systems (instruments and consumables). In addition, subject to certain conditions, Invitae will be entitled to most favored pricing for the Company’s Sequel IIe systems and certain in-development systems. There can be no assurances that the in-development sequencing systems will continue to be developed, be successfully developed or become available for commercial sale.

PacBio and Invitae each may terminate the Amended and Restated Agreement if the other party remains in material breach of the Amended and Restated Agreement following a cure period to remedy such breach.

The foregoing summary is not complete and is qualified in its entirety by reference to the Amended and Restated Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Brett Atkins
Brett Atkins
General Counsel and Corporate Secretary
Date: June 30, 2022